UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2014

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

001-32942
(Commission File Number)

Nevada (State or Other Jurisdiction of Incorporation)	41-1781991 (I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 4, 2014, Evolution Petroleum Corporation (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting") in Houston, Texas at the Company’s principal executive offices. The stockholders of the Company considered and voted upon the three proposals listed below, each of which is more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 28, 2014. Holders of 31,681,879 shares of common stock of the Company, representing approximately 96.6% of the Company's issued and outstanding shares of common stock as of the October 20, 2014 record date, were present in person or by proxy at the Annual Meeting, and the final voting results with respect to each of the proposals is set forth below.

Proposal 1. Election of directors. The Company's stockholders elected five directors to serve a one-year term expiring at the 2015 Annual Meeting of Stockholders. The results of the voting for each nominee were as follows:

Name of the Nominee	For	% of Voted	Withheld	Broker Non-Votes
Robert S. Herlin	25,205,538	99.4%	157,410	6,318,931
William E. Dozier	25,299,387	99.7%	63,561	6,318,931
Gene G. Stoever	25,251,155	99.6%	111,793	6,318,931
Edward J. DiPaolo	24,788,326	97.7%	574,622	6,318,931
Kelly W. Loyd	25,176,527	99.6%	110,423	6,318,931

No other person received any votes.

Proposal 2. The appointment of Hein & Associates LLP as the Company's independent auditor for fiscal year ending June 30, 2015 was ratified.  The voting results were as follows:

For	% of Voted	Against	Abstain	Broker Non-Votes
31,438,124	99.2%	232,587	11,168	-

Proposal 3. The stockholders approved, on an advisory basis, the compensation for the Company's named executive officers. The voting results were as follows:

For	% of Voted	Against	Abstain	Broker Non-Votes
24,481,584	96.5%	824,741	56,623	6,318,931

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

December 8, 2014	By:	/s/ Randall D. Keys
Randall D. Keys
President, Chief Financial Officer and Treasurer

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